Exhibit 10.5
GUARANTEE
GUARANTEE, dated as of February 21, 2023 (this “Guarantee”), made among GROCERY OUTLET HOLDING CORP., a Delaware corporation (the “Borrower”), each of the subsidiaries of the Borrower listed on Annex A hereto or that becomes a party hereto pursuant to Section 21 hereof (each such subsidiary, individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; and together with the Borrower, other than with respect to its own obligations, collectively, the “Guarantors”), and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent for the Secured Parties (as defined in the Credit Agreement) (in such capacities, together with its successors, assigns, designees and sub-agents in such capacities, the “Agent”).
W I T N E S S E T H:
WHEREAS, (a) the Borrower is a party to that certain Credit Agreement, dated as of the date hereof (as the same may be amended, increased, extended, restated, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), with the several Lenders and Letter of Credit Issuers from time to time party thereto and Bank of America, N.A., as the Administrative Agent, the Collateral Agent and Swingline Lender, pursuant to which the Lenders have severally agreed to make Loans to the Borrower and the Letter of Credit Issuers have agreed to issue letters of credit for the account of the Borrower upon the terms and subject to the conditions set forth therein, (b) one or more Hedge Banks may from time to time enter into Secured Hedging Agreements with any Credit Party or any Restricted Subsidiary and (c) one or more Cash Management Banks may from time to time provide Cash Management Services pursuant to Secured Cash Management Agreements to any Credit Party or any Restricted Subsidiary (clauses (a), (b), and (c) collectively, the “Extensions of Credit”);
WHEREAS, each Subsidiary Guarantor is a Subsidiary of the Borrower;
WHEREAS, the proceeds of the Extensions of Credit will be used in part to pay the Existing Debt Refinancing and/or Transaction Expenses and for other general corporate purposes of the Borrower and its subsidiaries;
WHEREAS, each Guarantor acknowledges that it will derive a substantial direct and indirect benefit from the making of the Extensions of Credit; and
WHEREAS, it is a condition precedent to the obligations of the Lenders, Swingline Lender and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Guarantee to the Agent for the benefit of the Secured Parties.
NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders, the Swingline Lender and the Letter of Credit Issuers to enter into the Credit Agreement and to induce the Lenders, the Swingline Lender and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement, to induce one or more Hedge Banks to enter into Secured Hedging Agreements with any Credit Party or any Restricted Subsidiary and to induce one or more Cash Management Banks pursuant to Secured Cash Management Agreements to provide Cash Management Services to any Credit Party or any Restricted Subsidiary and the Guarantors, as applicable, hereby agree with the Agent, for the benefit of the Secured Parties, as follows:
1. Defined Terms.
(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein (including terms used in the preamble and recitals hereto) shall have the meanings given to them in the Credit Agreement. Furthermore, unless otherwise defined herein or in the Credit Agreement, terms defined in the Security Agreement and used herein shall have the meanings assigned to them in the Security Agreement.

(b) The rules of construction and other interpretive provisions specified in Sections 1.2, 1.5, 1.6, 1.7, 1.8, 1.10 and 1.11 of the Credit Agreement shall apply to this Guarantee, including terms defined in the preamble and recitals hereto.
(c) As used herein, the term “Termination Date” shall have the meaning assigned to such term in the Security Agreement.
2. Guarantee.
(a) Subject to the provisions of Section 2(b) of this Guarantee, each of the Guarantors hereby jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, to the Agent for the benefit of the Secured Parties, the prompt and complete payment (and not of collection) and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (other than, in the case of the Borrower, in respect of its own obligations), whether currently existing or hereafter incurred. In furtherance of the foregoing and not in limitation of any other right that the Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Credit Party to pay any Obligation when and as the same shall become due (whether at the stated maturity, by acceleration or otherwise), each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Agent for distribution to the applicable Secured Parties the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Sections 3 and 5 hereof.
(b) Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Subsidiary Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount that can be guaranteed by such Subsidiary Guarantor under Applicable Laws relating to the insolvency of debtors.
(c) To the extent the Borrower would be required to do so pursuant to Section 13.5 of the Credit Agreement (whether or not then in effect), each Guarantor further agrees to pay any and all reasonable and documented and invoiced out-of-pocket costs and expenses (including the reasonable fees, disbursements and other charges of one firm of counsel to the Agent, and, to the extent necessary, a single firm of local counsel in each appropriate local jurisdiction (which may include a single special counsel acting in multiple jurisdictions) or otherwise retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed) that may be paid or incurred by the Agent or any other Secured Party in enforcing or preserving any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee.
(d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Agent or any other Secured Party hereunder.

(e) No payment or payments made by the Borrower, any Guarantor, any other guarantor or any other Person or received or collected by the Agent or any other Secured Party from the Borrower, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Termination Date.
(f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent or any other Secured Party on account of its liability hereunder, it will notify the Agent in writing that such payment is made under this Guarantee for such purpose.
(g) Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Credit Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.
(h) The Borrower, unconditionally and irrevocably, with respect to each other Guarantor (other than with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor), guarantees such Guarantor’s guarantee of any Hedging Agreement entered into by a Hedge Bank. The obligations of the Borrower under this Section 2(h) shall remain in full force and effect until the discharge of the Obligations in accordance with the Credit Documents or other document executed and delivered in connection therewith. The Borrower intends that this Section 2(h) constitute, and this Section 2(h) shall be deemed to constitute, a guarantee or other agreement for the benefit of each other Guarantor for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
3. Right of Contribution. Each Guarantor hereby agrees that to the extent a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder that has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 5 hereof. The provisions of this Section 3 shall in no respect limit the obligations and liabilities of any Guarantor to the Agent and the other Secured Parties, and each Guarantor shall remain liable to the Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.
4. Right of Set-off. In addition to any rights and remedies of the Secured Parties provided by Applicable Law, each Guarantor hereby irrevocably authorizes each Secured Party at any time and from time to time following the occurrence and during the continuance of an Event of Default without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, upon any amount becoming due and payable by such Guarantor hereunder (whether at stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Guarantor. Each Secured Party shall notify such Guarantor and the Agent promptly of any such set-off and the appropriation and application made by such Secured Party; provided that the failure to give such notice shall not affect the validity of such set-off and appropriation and application.

5. No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or appropriation and application of funds of any of the Guarantors by the Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Agent or any other Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Termination Date. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Termination Date, such amount shall be held by such Guarantor in trust for the Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent (or its sub-agent) in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent, if required), to be applied against the Obligations, whether due or to become due, in accordance with Section 5.04 of the Security Agreement.
6. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 25 of this Guarantee, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, (a) any demand for payment of any of the Obligations made by the Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any other Secured Party, (c) the Credit Agreement, the other Credit Documents and any other documents executed and delivered in connection therewith, the Secured Hedging Agreements and any other documents executed and delivered in connection therewith and the Secured Cash Management Agreements and any other documents executed and delivered in connection therewith may be amended, waived, modified, supplemented or terminated, in whole or in part, in accordance with the terms of the applicable document and (d) any collateral security, guarantee or right of offset at any time held by the Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any Guarantor, the Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor or other guarantor, and any failure by the Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any other Guarantor or other guarantor or any release of the Borrower or any other Guarantor or other guarantor shall not relieve any Guarantor in respect of which a demand or collection is not made or any Guarantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or any other Secured Party against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.
7. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, contraction, Incurrence, renewal, extension, amendment, waiver or accrual of any of the Obligations (including as a result of the Incurrence of Incremental Facilities), and notice of or proof of reliance by the Agent or any other Secured Party upon this Guarantee or acceptance of this Guarantee, the Obligations or any of them, shall conclusively be deemed to have been created, contracted or Incurred, or renewed, extended, amended, waived or accrued, in reliance upon this Guarantee; and all dealings between the Borrower and any of the other Guarantors, on the one hand, and the Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives promptness, diligence, presentment, protest, notice of protest, demand for payment and notice of default, acceleration or nonpayment and any other notice to or upon the Borrower or any other Guarantor with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment (and not of collection) without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any other Credit Document, any Secured Hedging Agreement or any Secured Cash Management Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Borrower against the Agent or any other Secured Party, (c) any default, failure or delay, willful or otherwise, in the performance of the Obligations by the Guarantors or (d) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Agent and any other Secured Party may elect, but shall be under no obligation, to pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any other Secured Party to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent and the other Secured Parties against such Guarantor. To the fullest extent permitted by Applicable Law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement, subrogation, exoneration, contribution or indemnification or other right or remedy of such Guarantor against the Borrower or any other Guarantor, as the case may be, or any security. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Agent and the other Secured Parties, and their respective successors, indorsees, transferees and assigns, until the Termination Date, notwithstanding that from time to time during the term of the Credit Agreement and any Secured Hedging Agreement or Secured Cash Management Agreement the Credit Parties may be free from any Obligations.
8. Subordination. Each Guarantor hereby agrees that any Indebtedness of any Guarantor now or hereafter owing to any other Subsidiary, whether heretofore, now or hereafter created (the “Guarantor Subordinated Debt”), is hereby subordinated to all of the Obligations until the Termination Date and that the Guarantor Subordinated Debt shall not be paid in whole or in part during the continuance of any Event of Default after written notice from the Agent to the Borrower. In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Guarantor or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Guarantor (except as expressly permitted by the Credit Agreement), whether or not involving insolvency or bankruptcy, then, if an Event of Default has occurred and is continuing, after written notice from the Agent to the Borrower, (a) the Termination Date shall be required to have occurred before any payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of the Guarantor Subordinated Debt and (b) until the Termination Date shall have occurred, any payment or distribution to which such payee would otherwise be entitled (other than debt securities of such Guarantor that are subordinated, to at least the same extent as this Section 8, to the payment of all Guarantor Subordinated Debt then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”))

shall be made to the Agent. If any Event of Default occurs and is continuing, after written notice from the Agent to the Borrower, no payment or distribution of any kind or character shall be accepted by or on behalf of the Guarantor or any other Person on its behalf with respect to the Guarantor Subordinated Debt. If any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of the Guarantor Subordinated Debt shall be received by any payee in violation of this Section 8 before all Obligations shall have been paid irrevocably in full in cash in immediately available funds (other than Hedging Obligations under Secured Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations), such payment or distribution shall be held in trust for the benefit of the Secured Parties, and shall be paid over to the Agent for application in accordance with Section 5.04 of the Security Agreement.
9. Representations and Warranties; Covenants. Each Guarantor hereby (a) represents and warrants that the representations and warranties as to it made by the Borrower in Section 8 of the Credit Agreement are true and correct in all material respects on each date as required by Section 7.1 of the Credit Agreement (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date, and except where such representations and warranties are qualified by materiality, “Material Adverse Effect” or similar language, in which case such representations and warranties shall be true and correct in all respects) and (b) agrees to take, or refrain from taking, as the case may be, each action necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.
10. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
11. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Agent without set-off or counterclaim in Dollars at the Administrative Agent’s Office.
12. Authority of Agent. Each Guarantor acknowledges that the rights and responsibilities of the Agent under this Guarantee with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them (including any intercreditor agreement), but, as between the Agent and such Guarantor, the Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
13. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

14. Counterparts. This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts (including by facsimile or other electronic transmission (i.e., a “PDF” or “TIF” file)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Guarantee may, be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.
15. Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
16. Integration. This Guarantee represents the agreement of each Guarantor and the Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents (and each other agreement or instrument executed or issued in connection therewith).
17. Amendments in Writing; No Waiver; Cumulative Remedies.
(a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Guarantor(s) and the Agent in accordance with Section 13.1 of the Credit Agreement.
(b) Neither the Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 17(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Agent or any Secured Party would otherwise have on any future occasion.
(c) The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
18. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

19. Entire Agreement. This Guarantee, taken together with all of the other Credit Documents represents the entire agreement and understanding of the parties hereto and supersedes all prior understandings, written and oral, relating to the subject matter hereof.
20. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Agent and the other Secured Parties and their respective successors and permitted assigns, except that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Agent unless otherwise permitted under the Credit Agreement.
21. Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Guarantee pursuant to Section 9.10 of the Credit Agreement shall become a Guarantor, with the same force and effect as if originally named as a Guarantor herein, for all purposes of this Guarantee upon execution and delivery by such Subsidiary of a Supplement in the form of Annex B hereto or in such other form reasonably satisfactory to the Agent. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guarantee shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guarantee.
22. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
23. Submission to Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:
(a) submits for itself and its property in any legal action or proceeding relating to this Guarantee, the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York located in the County of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;
(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 13 hereof or at such other address of which the Agent shall have been notified pursuant thereto;
(d) agrees that nothing herein shall affect the right of the Agent or any other Secured Party to effect service of process in any other manner permitted by law or shall limit the right of the Agent or any other Secured Party to sue in any other jurisdiction; and
(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 23 any special, exemplary, punitive or consequential damages.

24. GOVERNING LAW. THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
25. Termination or Release.
(a) This Guarantee shall terminate on the Termination Date.
(b) A Subsidiary Guarantor shall automatically be released from its obligations hereunder upon the consummation of any transaction with respect to the Obligations, permitted by the Credit Agreement as a result of which such Subsidiary Guarantor ceases to be a Restricted Subsidiary or otherwise becomes an Excluded Subsidiary, subject to the restrictions and requirements for the release of such Subsidiary Guarantor from its obligations under this Guarantee set forth in Section 13.17(a) of the Credit Agreement; provided that the requisite lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.
(c) In connection with any termination or release, subject to the provisions of Section 13.17 of the Credit Agreement, the Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 25 shall be without recourse to or warranty by the Agent.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

GROCERY OUTLET HOLDING CORP., as Borrower

By:	/s/ Charles C. Bracher
	Name:	Charles C. Bracher
	Title:	Executive Vice President and Chief Financial Officer

GLOBE INTERMEDIATE CORP., as a Subsidiary Guarantor

By:	/s/ Charles C. Bracher
	Name:	Charles C. Bracher
	Title:	Executive Vice President and Chief Financial Officer

GOBP HOLDINGS, INC., as a Subsidiary Guarantor

By:	/s/ Charles C. Bracher
	Name:	Charles C. Bracher
	Title:	Executive Vice President and Chief Financial Officer

GOBP MIDCO, INC., as a Subsidiary Guarantor

By:	/s/ Charles C. Bracher
	Name:	Charles C. Bracher
	Title:	Executive Vice President and Chief Financial Officer

GROCERY OUTLET, INC., as a Subsidiary Guarantor

By:	/s/ Charles C. Bracher
	Name:	Charles C. Bracher
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Guarantee]

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Priscilla Ruffin
	Name:	Priscilla Ruffin
	Title:	AVP

[Signature Page to Guarantee]

ANNEX A
TO THE GUARANTEE
SUBSIDIARY GUARANTORS

Grantor	Jurisdiction of Organization	Type of Organization
Globe Intermediate Corp.	Delaware	Corporation
GOBP Holdings, Inc.	Delaware	Corporation
GOBP Midco, Inc.	Delaware	Corporation
Grocery Outlet Inc.	California	Corporation

ANNEX B
TO THE GUARANTEE
SUPPLEMENT NO. [●], dated as of [●], 20[●] (this “Supplement”), to the GUARANTEE, dated as of February 21, 2023 (as the same may be amended, increased, extended, restated, supplemented, amended and restated or otherwise modified from time to time, the “Guarantee”), made among GROCERY OUTLET HOLDING CORP., a Delaware corporation (the “Borrower”), each of the subsidiaries of the Borrower listed on Annex A hereto or that becomes a party hereto pursuant to Section 21 of the Guarantee (each such subsidiary, individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; and together with the Borrower, other than with respect to its own obligations, collectively, the “Guarantors”), and BANK OF AMERICA, N.A. as Administrative Agent and Collateral Agent for the Secured Parties (as defined in the Credit Agreement) (in such capacity, together with its successors, assigns, designees and sub-agents in such capacity, the “Agent”).
A. Reference is made to the Credit Agreement, dated as of February 21, 2023 (as the same may be amended, increased, extended, restated, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the several Lenders and Letter of Credit Issuers from time to time party thereto and Bank of America, N.A., as the Administrative Agent, the Collateral Agent and Swingline Lender.
B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee. The rules of construction and other interpretative provisions specified in Section 1(b) of the Guarantee shall apply to this Supplement, including terms defined in the preamble and recitals hereto.
C. The Guarantors have entered into the Guarantee in order to induce the Agent, the Swingline Lender, the Lenders and the Letter of Credit Issuers to enter into the Credit Agreement and to induce the Lenders, the Swingline Lender and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement, to induce one or more Hedge Banks to enter into Secured Hedging Agreements with any Credit Party or any Restricted Subsidiary and to induce one or more Cash Management Banks to provide Cash Management Services pursuant to Secured Cash Management Agreements to any Credit Party or any Restricted Subsidiary. Section 9.10 of the Credit Agreement and Section 21 of the Guarantee provide that additional Subsidiaries may become Guarantors under the Guarantee by execution and delivery of an instrument in the form of this Supplement. Each undersigned Subsidiary (each a “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee in order to induce the Lenders, the Swingline Lender and the Letter of Credit Issuers to make additional Extensions of Credit to the Borrower under the Credit Agreement, to induce one or more Hedge Banks to enter into Secured Hedging Agreements with any Credit Party or any Restricted Subsidiary and to induce one or more Cash Management Banks to provide Cash Management Services pursuant to Secured Cash Management Agreements to any Credit Party or any Restricted Subsidiary and as consideration for Extensions of Credit previously made, Secured Hedging Agreements previously entered into and Cash Management Services previously provided.
Accordingly, the Agent and each New Guarantor agrees as follows:
SECTION 1. In accordance with Section 21 of the Guarantee, each New Guarantor by its signature below becomes a Guarantor under the Guarantee with the same force and effect as if originally named therein as a Guarantor and each New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof (except to the extent that they expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except where such representations and warranties are qualified by materiality, “Material Adverse Effect” or similar language, in which case such representations and warranties shall be true and correct in all respects). Each reference to a Guarantor in the Guarantee shall be deemed to include each New Guarantor. The Guarantee is hereby incorporated herein by reference.
SECTION 2. Each New Guarantor represents and warrants to the Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).
SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e., a “PDF” or “TIF” file)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Supplement may, be in the form of an Electronic Record (as defined in the Credit Agreement and may be executed using Electronic Signatures (as defined in the Credit Agreement) (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent of a manually signed paper Communication (as defined in the Credit Agreement) which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.
SECTION 4. Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect.
SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Guarantee, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13 of the Guarantee. All communications and notices hereunder to each New Guarantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.
SECTION 8. To the extent the Borrower would be required to do so pursuant to Section 13.5 of the Credit Agreement, each New Guarantor agrees to reimburse the Agent for its reasonable and documented and invoiced out-of-pocket costs and expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of one firm of counsel to the Agent, and, to the extent necessary, a single firm of local counsel in each appropriate local jurisdiction (which may include a
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single special counsel acting in multiple jurisdictions) or otherwise retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed).
[Signature Pages Follow]
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IN WITNESS WHEREOF, each New Guarantor and the Agent have duly executed this Supplement to the Guarantee as of the day and year first above written.

[NEW GUARANTOR(S)]

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:
Name:
Title:

[Signature Page to Guarantee Supplement]

ANNEX A
TO SUPPLEMENT NO. [●] TO THE GUARANTEE

SUBSIDIARY GUARANTORS

Grantor	Jurisdiction of Organization	Type of Organization
[●]	[●]	[●]